EXHIBIT 16

John Kinross-Kennedy
Certified Public Accountant
17848 Skypark Circle
Irvine, CA, 92614
(949) 955-2522

May __, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Naprodis, Inc. (the “Company”) provided me with a copy of the Company’s Annual Report on Form 10-K for the year ended August 31, 2012.  I have read the Company’s statements included under Item 9 of its Form 10-K and I agree with such statements insofar as they relate to my firm

Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant